UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2005

Spectre Gaming, Inc.
(Exact name of registrant as specified in its charter)

Minnesota	0-25764	41-1675041
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1466 Pioneer Way, #10, El Cajon, California	92020
(Address of principal executive offices)	(Zip Code)

(612) 279-2030
(Registrant's telephone number, including area code)

n/a
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06. Material Impairments.

On December 9, 2005, Spectre Gaming, Inc. (the “Registrant”) announced today that in connection with its first installation of AWP games in Boca Raton, Florida, its Board of Directors have approved a plan to exit the Class II gaming market in Oklahoma and Class III gaming market in California. The Registrant anticipates completion of its Class II and Class III operations by the end of 2005 and complete the liquidation the inventory and the redeployment of our personnel associated with the Class II and Class III operations by the end of the first quarter of 2006.

The Company anticipates taking a charge of between $1.2 to $1.6 million in connection with the closure of the Company's facilities in Oklahoma and California and the liquidation of its inventory in those states.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit	Description

99.1	Press Release dated December 9, 2005.

* * * * *

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Spectre Gaming, Inc.

Date: December 13, 2005	By:	/s/ Kevin Greer
Kevin Greer, Chief Financial Officer

EXHIBIT INDEX

99.1	Press Release dated November 1, 2005.